Exhibit 4.12

                   AMENDED AND RESTATED UNDERWRITING AGREEMENT

July 17, 2007

Zarlink Semiconductor Inc.
400 March Rd.
Ottawa, ON
K2K 3HA

Attention:

Dear Sirs/Mesdames:

CIBC World Markets Inc. (the "Lead Underwriter"), National Bank Financial Inc., RBC Dominion Securities Inc. and Scotia Capital Inc. (collectively, the "Underwriters", and each, an "Underwriter") understand that Zarlink Semiconductor Inc. (the "Corporation") proposes to issue and sell to the public through the Underwriters an aggregate of 75,000 subscription receipts of the Corporation (the "Subscription Receipts") pursuant to this Agreement. Each Subscription Receipt will entitle the holder either:

      (a) to receive $1,000 principal amount of 6.0% convertible unsecured subordinated debentures (each a "Convertible Debenture and collectively, the "Convertible Debentures"), without any further action required on the part of the holder of the Subscription Receipt and without payment of additional consideration at the close of business on the Acquisition Closing Date (as defined below); or

      (b) if the closing of the Acquisition (as defined below) does not take place, or the other conditions to the exchange of the Subscription Receipts are not satisfied, by 5:00 p.m. (Toronto time) on September 28, 2007, or if the Acquisition Agreement (as defined below) is terminated at any earlier time or if the Corporation has advised the Underwriters or announced to the public that it does not intend to proceed with the Acquisition (in each case, a "Termination Event" and the date on which a Termination Event occurs, the "Termination Date"), to receive an amount equal to the aggregate of (i) the full subscription price therefor, and (ii) an additional amount equal to the amount of interest that would have accrued on the Convertible Debentures if such Convertible Debentures had been issued and outstanding from (and interest thereon had been accrued at the rate of 6.0% per annum) the Offering Closing Date until the Termination Date.

The proceeds from the sale of the Offered Securities (the "Escrowed Funds") will be paid to and held by Computershare Trust Company of Canada, as escrow agent (the "Escrow Agent"), and invested in short-term obligations of, or guaranteed by, the Government of Canada (and/or other approved investments) pending completion of the Acquisition or the occurrence of a Termination Event. On the Acquisition Closing Date and following satisfaction of the other conditions to the exchange of the Subscription Receipts, the Escrowed Funds will be released to the Corporation and one Convertible Debenture will be issued for each Subscription Receipt. The Corporation will use the Escrowed Funds to pay a portion of the purchase price of the Acquisition.

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In the event of a Termination Event, if the amount of the Escrowed Funds held by the Escrow Agent under the Subscription Receipt Agreement (as defined below) is less than the amount owing to holders of Subscription Receipts, the shortfall will be promptly made up by the Corporation in immediately available funds.

The Underwriters understand that the Corporation has prepared and filed:

      (a) a Preliminary Prospectus to qualify the distribution of the Offered Securities (as defined below) in each of the Qualifying Provinces (as defined below) and has received a Preliminary MRRS Decision Document therefor, and

      (b) a Registration Statement relating to the offer and sale of the Offered Securities in the United States.

The Underwriters also understand that the Corporation will prepare and file all documents necessary to qualify the distribution of the Offered Securities in the Qualifying Provinces and the United States.

Subject to the terms and conditions hereof, each of the Underwriters offers severally, and not jointly, to purchase from the Corporation in the respective percentages set forth opposite the respective names of the Underwriters in paragraph 13 hereof, and by its acceptance hereof the Corporation agrees to issue and sell to the Underwriters at the Offering Closing Time (as defined below), 75,000 Offered Securities at a purchase price of $1,000 per Offered Security (for an aggregate purchase price of $75,000,000).

By its acceptance hereof, the Corporation also grants to the Underwriters an option (the "Over-Allotment Option") to purchase from the Corporation, upon the terms and conditions set forth herein, up to an additional 11,250 Offered Securities at the offering price to the public for the purpose of covering over-allotments, if any, and for market stabilization purposes. The Over-Allotment Option may be exercised in whole or in part by written notice (the "Over-Allotment Notice") to the Corporation given by the Lead Underwriter, on behalf of the Underwriters, following the Offering Closing Date at any time and from time to time not later than 30 days following the Offering Closing Date and specifying the number of Offered Securities to be purchased.

Upon the exercise of the Over-Allotment Option and subject to the terms and conditions hereof, the Corporation agrees to issue and sell, and the Underwriters agree severally, and not jointly, to purchase, in the respective percentages set forth opposite the respective names of the Underwriters in paragraph 13 hereof, and by its acceptance hereof the Corporation agrees to issue and sell to the Underwriters at the Additional Offering Closing Time (as defined below), that number of Offered Securities as indicated in the Over-Allotment Notice at the Additional Offering Closing Time.

In the event the Acquisition Closing Date occurs on or prior to the Offering Closing Date or Additional Offering Closing Date, as applicable, investors in the Offering will receive

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                                      -3-


Convertible Debentures on the Offering Closing Date or Additional Offering Closing Date, as applicable, in lieu of Subscription Receipts.

In consideration for the Underwriters' agreement to purchase and offer to the public the Offered Securities and in consideration of the services rendered and to be rendered by the Underwriters in connection therewith, the Corporation agrees to pay to the Underwriters a fee equal to up to 3% of the gross proceeds from the sale of the Offered Securities, provided that:

      (a) only one-half of such fee (i.e., 1.5% of such gross proceeds) shall be due and payable (in the manner described in paragraph 7 hereof) at the Offering Closing Time and, if the Over-Allotment Option is exercised, one-half of such fee for such additional amount (i.e., 1.5% of such additional gross proceeds) shall be due and payable (in the manner described in paragraph 7 hereof) at the Additional Offering Closing Time, and

      (b) the other one-half of such fee (i.e. another 1.5% of such gross proceeds) shall be payable (in the manner described in paragraph 7 hereof) immediately upon the Acquisition Closing Date (as defined below); provided, however, that if the Acquisition Closing Date does not occur, the Underwriters' fee under this Agreement shall be limited to the 1.5% of gross proceeds paid at the Offering Closing Time and Additional Offering Closing Time, if any, and no further fee shall be due or payable to the Underwriters hereunder.

For greater certainty, the services provided by the Underwriters in connection herewith will not be subject to Goods and Services Tax provided for under the Excise Tax Act (Canada) and taxable supplies will be incidental to the exempt financial services provided.

                                   DEFINITIONS

In addition to the terms defined above, in this Agreement:

"Acquisition" means the acquisition by the Corporation of LHI by means of the Merger pursuant to the Acquisition Agreement;

"Acquisition Agreement" means an agreement and plan of merger dated June 25, 2007, between Merger Sub, LHI and Navigant Capital Advisors, LLC, as representative of LHI's stockholders, pursuant to which the Corporation will indirectly acquire Legerity through the merger (the "Merger") of Merger Sub with and into LHI as the surviving corporation of the Merger;

"Acquisition Closing Date" means the date of closing of the Acquisition;

"Additional Offering Closing Date" has the meaning ascribed thereto in paragraph 7.2;

"Additional Offering Closing Time" has the meaning ascribed thereto in paragraph 7.2;

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"affiliate",     "distribution",    "material    change",    "material    fact",
"misrepresentation",   and  "subsidiary"  means,  an  affiliate,   distribution,
material change, material fact, misrepresentation and subsidiary as defined in the Securities Act (Ontario);

"Agreement" means the agreement resulting from the acceptance by the Corporation of the offer made by the Underwriters hereby;

"Amended and Restated Preliminary Prospectus" means the English and French language versions (unless the context indicates otherwise) of the amended and restated preliminary short form prospectus of the Corporation to be dated July 17, 2007 relating to the distribution of the Offered Securities and, unless the context otherwise requires, includes all documents incorporated therein by reference and any amendments thereto;

"Amended Preliminary MRRS Decision Document" means a decision document issued in accordance with the Mutual Reliance Review System evidencing that a receipt for the Amended and Restated Preliminary Prospectus has been issued for each of the Qualifying Provinces;

"Business Day" means a day which is not a Saturday, a Sunday or a statutory or civic holiday in Ottawa, Ontario or New York, New York;

"Common Shares" means the fully paid, non-assessable and freely tradeable common shares of the Corporation issued upon the conversion of the Convertible Debentures;

"Convertible Debenture Trustee" means Computershare Trust Company of Canada in its capacity as trustee in respect of the Debentures;

"Convertible Debenture" means $1,000 principal amount of 6.0% convertible unsecured subordinated debentures convertible into Common Shares and having the terms and conditions described in the Preliminary Prospectus, provided however that if the terms and conditions contained in the Trust Indenture differ from those set forth in the Preliminary Prospectus, the terms and conditions of the Trust Indenture shall prevail;

"Disclosure Documents" mean the Registration Statement, the Preliminary Prospectus, the U.S. Preliminary Prospectus, the Amended and Restated Preliminary Prospectus, the U.S. Amended and Restated Preliminary Prospectus, the Prospectus and the U.S. Prospectus and any Prospectus Amendment and any U.S. Prospectus Amendment thereto;

"Distribution Period" means the period commencing on the date hereof and ending on the completion of the distribution of the Offered Securities;

"Escrow Agent" means Computershare Trust Company of Canada in its capacity as escrow agent pursuant to the Subscription Receipt Agreement;

"Exchanges" means the TSX and the NYSE;

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                                      -5-


"Final MRRS Decision Document" means a decision document issued in accordance with the Mutual Reliance Review System evidencing that a receipt for the Prospectus has been issued for each of the Qualifying Provinces;

"Financial Information" has the meaning given to it in paragraph 2.1(c)(i);

"Form F-10" means Form F-10 under the U.S. Securities Act;

"Free Writing Prospectus" means a free writing prospectus, as defined in Rule 405 of the U.S. Securities Act;

"Intellectual Property" means all patents, copyrights, trademarks, trade names (including applications for all the foregoing and renewals, divisions, extensions and reissues, where applicable, relating thereto), inventions, licences, trade secrets, patterns, drawings, software, technical information, research data, concepts, methods, procedures, designs, know-how and all other intellectual property, both foreign and domestic, owned by or licensed to the Corporation or its subsidiaries;

"Issuer Free Writing Prospectus" means an issuer free writing prospectus, as defined in Rule 433 under the U.S. Securities Act; provided, however, if such Issuer Free Writing Prospectus is made by any Underwriter or other third party, such Underwriter or other third party has obtained the prior written consent of the Company with regard to such issuer free writing prospectus;

"Legerity" means, collectively, LHI and Legerity Inc.;

"LHI" means Legerity Holdings, Inc.;

"Merger Sub" means ZLE Inc.;

"Mutual Reliance Review System" or "MRRS" means the mutual reliance review system provided for under National Policy No. 43-201 of the Canadian Securities Administrators;

"Notice" has the meaning given to it in paragraph 21;

"NYSE" means the New York Stock Exchange;

"Offered  Securities"  means the  Subscription  Receipts  and/or the Convertible
Debentures,   as  the  context  provides,   both  of  which  are  qualified  for
distribution by the Disclosure Documents.

"Offering"  means  the  offering  of  the  Subscription   Receipts  or,  if  the
Acquisition Closing Date occurs before the Offering Closing Date, Convertible Debentures to the public under the Disclosure Documents;

"Offering Closing" means the completion of the issue and sale by the Corporation of the Subscription Receipts or, if the Acquisition Closing Date occurs before the Offering Closing

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                                      -6-


Date, Convertible Debentures and the purchase by the Underwriters of the Subscription Receipts or Convertible Debentures, as applicable, pursuant to this Agreement;

"Offering Closing Date" in respect of the Offering means July 30, 2007 or such other date as the Corporation and the Underwriters may agree upon in writing, but in any event not later than September 28, 2007;

"Offering Closing Time" means 8:00 a.m. (Toronto time) on the Offering Closing Date or such other time on the Offering Closing Date as the Corporation and the Underwriters may agree upon;

"OSC" means the Ontario Securities Commission;

"Preliminary Final MRRS Decision Document" means a decision document issued in accordance with the Mutual Reliance Review System evidencing that a receipt for the Prospectus has been issued for each of the Qualifying Provinces;

"Preliminary Prospectus" means the English and French language versions (unless the context indicates otherwise) of the preliminary short form prospectus of the Corporation dated July 16, 2007 relating to the distribution of the Offered Securities and, unless the context otherwise requires, includes all documents incorporated therein by reference and any amendments thereto;

"Prospectus" means the English and French language versions (unless the context indicates otherwise) of the final short form prospectus of the Corporation relating to the distribution of the Offered Securities and, unless the context otherwise requires, includes all documents incorporated therein by reference;

"Prospectus Amendment" means the English and French language versions (unless the context indicates otherwise) of any amendment to the Amended and Restated Preliminary Prospectus, the U.S. Amended and Restated Preliminary Prospectus, the Prospectus or the U.S. Prospectus, any amendment to any document incorporated therein by reference, any amending or supplemental prospectus and any other similar document;

"Public Record" means all information filed by or on behalf of the Corporation with the Securities Commissions and SEC including, without limitation, the Disclosure Documents and any other information filed with any Securities Commission or the SEC in compliance, or intended compliance, with any applicable Securities Legislation;

"Qualifying Provinces" means all of the provinces of Canada and "Qualifying Province" means any one of them;

"Registration Statement" means, collectively, the various parts of the registration statement of the Corporation filed on Form F-10 (File No. 333-144610), including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective and including any post effective

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amendment thereto, and including any prospectus amendment or supplement relating to the Offered Securities and the Common Shares that is filed with the SEC and deemed part of such registration statement;

"SEC" means the United States Securities and Exchange Commission;

"Securities Commissions" means the securities commissions or other securities regulatory authorities in the Qualifying Provinces;

"Securities Legislation" means all securities laws, rules, regulations, notices and policies applicable to the distribution of the Offered Securities in the Qualifying Provinces and the United States including the Securities Act (Ontario), the rules and regulations of the Canadian Securities Administrators and the OSC, the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations of the SEC;

"Selling Dealer Group" means the dealers and brokers other than the Underwriters who participate in the offer and sale of the Offered Securities pursuant to this Agreement;

"Subscription Receipt Agreement" means the agreement to be dated the Offering Closing Date and made among the Corporation, the Lead Underwriter, on behalf of the Underwriters, and the Escrow Agent governing the terms and conditions of the Subscription Receipts;

"Subscription Receipts" means subscription receipts each entitling the holder to receive upon the satisfaction of certain conditions described therein and in the Subscription Receipt Agreement one Convertible Debenture and having the terms and conditions set forth in the Preliminary Prospectus, provided however that if the terms and conditions contained in the Subscription Receipt Agreement differ from those set forth in the Preliminary Prospectus, the terms and conditions of the Subscription Receipt Agreement shall prevail;

"Subsequent Disclosure Documents" means any financial statements, management's discussion and analysis, information circulars, annual information forms, material change reports (other than confidential material change reports), business acquisition reports or other documents issued by the Corporation after the date of this Agreement;

"Trust Indenture" means the trust indenture to be dated the Offering Closing Date and made between the Corporation and the Convertible Debenture Trustee governing the terms and conditions of the Convertible Debentures;

"U.S. Amended and Restated Preliminary Prospectus" means the English language version of the Amended and Restated Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the registration statement on Form F-10 filed with the SEC;

"TSX" means the Toronto Stock Exchange;

"U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

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                                      -8-


"U.S. Preliminary Prospectus" means the English language version of the Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the registration statement on Form F-10 filed with the SEC;

"U.S. Prospectus" means the English language version of the Prospectus included in the Registration Statement at the time it becomes effective, including the documents incorporated by reference therein;

"U.S. Prospectus Amendment" means the English language version of the Prospectus Amendment with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the registration statement on Form F-10 filed with the SEC;

"U.S. Securities Act" means the United States Securities Act of 1933, as amended; and

"United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

                              TERMS AND CONDITIONS

1.    Compliance with Securities Laws

      1.1 As of the date of this agreement, the Corporation has prepared and filed:

            (a) the Preliminary Prospectus with the Securities Commissions pursuant to applicable Securities Legislation, together with the required supporting documents and has received the Preliminary MRRS Decision Document in respect thereof, and

            (b) the Registration Statement in respect of the Offered Securities and an appointment of agent for service of process on Form F-X (the "Form F-X") in conjunction with the filing of the Registration Statement with the SEC;

      1.2   The Corporation covenants and agrees to prepare and file:

            (a) the Amended and Restated Preliminary Prospectus and the U.S. Amended and Restated Preliminary Prospectus and the Prospectus and the U.S. Prospectus and comply in all respects with the MRRS within the following time limits:

                  (i) the Amended and Restated Preliminary Prospectus and related documents, in form and substance satisfactory to the Underwriters, shall have been filed with the Ontario Securities Commission (the "OSC"), as principal jurisdiction, no later than 12:00 p.m. (Toronto time) on July 18, 2007 (or such other time and/or date as

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                        the Corporation and the  Underwriters may agree) and the
                        Amended and Restated Preliminary MRRS Decision Document dated as of such date shall be obtained from the OSC evidencing that a receipt for the Amended and Restated
                        Preliminary   Prospectus  in  each  of  the   Qualifying
                        Provinces has been issued;

                  (ii) concurrent therewith, the U.S. Amended and Restated Preliminary Prospectus with the SEC pursuant to General Instruction II.L. of the Form F-10 and otherwise fulfill all legal requirements to enable the Offered Securities to be offered and sold to the public in the United States;

                  (iii) the  Prospectus  and  related  documents,  in  form  and substance satisfactory to the Underwriters, shall be filed no later than 12:00 p.m. (Toronto time) on July 24, 2007 (or such other time and/or date as the Corporation and the Underwriters may agree) and the Final MRRS Decision Document dated as of such date shall be obtained from the OSC evidencing that a receipt for the Prospectus in each of the Qualifying Provinces has been issued; and

                  (iv) concurrent therewith, the U.S. Prospectus with the SEC pursuant to General Instruction II.L. of Form F-10 and otherwise fulfill all legal requirements to enable the Offered Securities to be offered and sold to the public in the United States.

      1.3 The Corporation will promptly take all other steps and proceedings that may be necessary in order to qualify the Offered Securities for distribution in each of the Qualifying Provinces and the United States by the Underwriters and the Selling Dealer Group.

      1.4 Until the date on which the distribution of the Offered Securities is completed, the Corporation will promptly take, or cause to be taken, all additional steps and proceedings that may from time to time be required under the Securities Legislation to continue to qualify the distribution of the Offered Securities or, in the event that the Offered Securities have, for any reason, ceased so to qualify, to so qualify again the Offered Securities, for distribution in each of the Qualifying Provinces and the United States.

      1.5 Each of the Underwriters, within the Distribution Period, will notify the Lead Underwriter and the Lead Underwriter will notify the Corporation, in writing, when, in its opinion, distribution of the Offered Securities has terminated. Each of the Underwriters will notify the Lead Underwriter and the Lead Underwriter will notify the Corporation, in writing, of the amount of the Offered Securities sold in each Qualifying Province and the United Sates as soon as possible after the Offering Closing Date and Additional Offering Closing Date, if applicable,

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            where such breakdown is required for the purpose of calculating fees payable to Securities Commissions and the SEC.

2.    Delivery of Prospectus and Related Documents

      2.1 The Corporation shall deliver or cause to be delivered to the Underwriters and the Underwriters' counsel the documents set out below at the respective times indicated:

            (a) prior to or contemporaneously, as nearly as practicable, with the filing with the Securities Commissions and SEC of each of the Amended and Restated Preliminary Prospectus, the U.S. Amended and Restated Preliminary Prospectus, the Prospectus and the U.S. Prospectus:

                  (i) copies of the Amended and Restated Preliminary Prospectus and the Prospectus, each in the English and French languages, signed as required by the Securities Legislation of the Qualifying Provinces and copies of any documents incorporated by reference therein which have not previously been delivered to the Underwriters; and

                  (ii) copies of the Registration Statement, including the U.S. Amended and Restated Preliminary Prospectus and U.S. Prospectus, and each amendment thereto, as filed with the SEC and copies of all exhibits and documents filed therewith which have not previously been delivered to the Underwriters;

            (b) as soon as they are available, copies of the English and French language versions, as applicable, of any Prospectus Amendment and copies of any U.S. Prospectus Amendment required to be filed under Securities Legislation signed as required by the Securities Legislation of the Qualifying Provinces and including, in each case, copies of any documents or information incorporated by reference therein which have not been previously delivered to the Underwriters;

            (c) at the time of the delivery to the Underwriters pursuant to this paragraph 2.1 of the French language version of the Amended and Restated Preliminary Prospectus or the Prospectus:

                  (i) opinions of counsel in Quebec addressed to the Corporation, the Underwriters and their respective counsel and dated the date of the Amended and Restated Preliminary Prospectus or Prospectus, as the case may be, to the effect that the French language version thereof and of any documents incorporated therein by reference (except for any financial statements and financial  information  which  are  the  subject  of the
                        opinion  of  the   auditors   referred   to

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                        below  (the  "Financial  Information"),  as to  which no
                        opinion need be expressed by Quebec counsel) are in all material respects a complete and proper translation of the English language version thereof and that such English and French language versions are not susceptible to any materially different interpretation with respect to any matter contained therein; and

                  (ii) an opinion of the Corporation's and Legerity's auditors addressed to the Corporation, the Underwriters and their respective counsel and dated the date of the Amended and Restated Preliminary Prospectus or Prospectus, as the case may be, to the effect that the French language version of the Financial Information set forth therein or incorporated therein by reference is in all material respects a complete and proper translation of the English language version thereof and that such English and French language versions are not susceptible to any materially different interpretation with respect to any matter contained therein;

            (d) at the time of delivery to the Underwriters pursuant to this paragraph 2.1 of the Prospectus, a comfort letter from the Corporation's and Legerity's auditors, dated the date of the Prospectus and addressed to the Underwriters and the Board of Directors of the Corporation and reasonably satisfactory in form and substance to the Underwriters, with respect to the financial and accounting information in respect of the Corporation and Legerity and other numerical data contained in or incorporated by reference in the Prospectus, which comfort letter shall be based on a review by the auditors having a cut-off date not more than two business days prior to the date of the comfort letter and shall be in addition to any comfort letters which must be filed with Securities Commissions and SEC pursuant to applicable Securities Legislation;

            (e) at the time of the filing of the Prospectus, a letter from the TSX advising the Corporation that conditional listing approval for the Subscription Receipts, Convertible Debentures and Common Shares has been granted; and

            (f) at the time of the U.S. Prospectus, a letter from the NYSE advising the Corporation that conditional listing approval for the Common Shares has been granted.

            Opinions  or  comfort  letters  similar  to the  foregoing  shall be provided to the Underwriters with respect to any Prospectus Amendment filed pursuant to paragraph 5.2 and any other relevant document that may be translated into the French language at the time the same is presented to the Underwriters for their signature or, if the Underwriters' signature is not required, at the time the same is filed. All such opinions or comfort letters shall be in form and substance reasonably satisfactory to the Underwriters and their counsel.

      2.2 The Corporation shall, as soon as possible but in any event not later than:

            (a)   48 hours  following  the filing of the  Amended  and  Restated
                  Preliminary Prospectus and the U.S. Amended and Restated Preliminary Prospectus, with respect to the Amended and Restated Preliminary Prospectus and the U.S. Amended and Restated Preliminary Prospectus;

            (b) 48 hours following the filing of the Prospectus and the U.S. Prospectus, with respect to the Prospectus and the U.S. Prospectus; and

            (c) 48 hours following the filing of any Prospectus Amendment and U.S. Prospectus Amendment (if applicable),

            cause to be delivered to the Underwriters, without charge, commercial copies of the Amended and Restated Preliminary
            Prospectus, the U.S. Amended and Restated Preliminary Prospectus, the Prospectus, the U.S. Prospectus and any Prospectus Amendment and U.S. Prospectus Amendment in such numbers and in such cities, as applicable, as the Underwriters may reasonably request by written instructions to the printer thereof given no later than the time when the Corporation authorizes the printing of the commercial copies of such documents.

      2.3 The Corporation shall cause to be provided to the Underwriters such number of copies of any documents incorporated by reference in the Amended and Restated Preliminary Prospectus, the U.S. Amended and Restated Preliminary Prospectus, the Prospectus, the U.S. Prospectus or any Prospectus Amendment and U.S. Prospectus Amendment as the
            Underwriters may reasonably request for use in connection with offering the Offered Securities represented thereby in the Qualifying Provinces and the United States. The Underwriters agree severally, not jointly, that the Underwriters will not, directly or indirectly, use or distribute, and will require each member of the Selling Dealer Group not to so use or distribute, the Amended and Restated Preliminary Prospectus, the U.S. Amended and Restated Preliminary Prospectus, the Prospectus, the U.S. Prospectus, any Prospectus Amendment and U.S. Prospectus Amendment, nor offer, sell or deliver any of the Offered Securities represented thereby in any country or jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof.

3.    Delivery Constitutes Representation and Consent

      3.1 Delivery of the Amended and Restated Preliminary Prospectus, the U.S. Amended and Restated Preliminary Prospectus, the Prospectus, the U.S. Prospectus and any Prospectus Amendment and U.S. Prospectus Amendment shall constitute a representation and warranty by the Corporation to the Underwriters that at the time of delivery:

            (a) all information and statements (except information and statements relating solely to the Underwriters) contained therein are true in all material respects and contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Offered Securities;

            (b) no material fact has been omitted from such document which is required to be stated therein or is necessary to make the statements or information contained therein not misleading in light of the circumstances in which they were made; and

            (c) such document complies in all material respects with the requirements of the Securities Legislation.

      3.2 Such deliveries shall also constitute the consent and authorization of the Corporation to the use by the Underwriters of the Amended and Restated Preliminary Prospectus, the U.S. Amended and Restated Preliminary Prospectus, the Prospectus, the U.S. Prospectus and any Prospectus Amendment and U.S. Prospectus Amendment, as the case may be, in connection with the distribution of the Offered Securities in compliance with this Agreement.

4.    Representations and Covenants of Underwriters

      4.1 The Underwriters shall offer the Offered Securities for sale to the public, directly and through the Selling Dealer Group only in compliance with applicable Securities Legislation and upon the terms and conditions set forth in the Amended and Restated Preliminary Prospectus, the U.S. Amended and Restated Preliminary Prospectus, the Prospectus, the U.S. Prospectus, any Prospectus Amendment and U.S. Prospectus Amendment and this Agreement. The Underwriters shall be entitled to assume that the Offered Securities are qualified for distribution (i) in any Qualifying Province where a Preliminary MRRS Decision Document, an Amended and Restated MRRS Decision Document and Final MRRS Decision Document has been obtained from the applicable Securities Commission; and (ii) in the United States, unless, in each case, the Underwriters receive notice to the contrary from the Corporation or the applicable Securities Commission or the SEC. The Underwriters shall use all reasonable efforts to complete and to cause the Selling Dealer Group to complete the distribution of the Offered Securities as soon as possible after the Offering Closing Time, subject to the termination provisions contained herein.

      4.2 Except in the Qualifying Provinces and the United States, the Underwriters will not, directly or indirectly, solicit offers to purchase or sell the Offered Securities or deliver the Amended and Restated Preliminary Prospectus, the U.S. Amended and Restated Preliminary Prospectus, the Prospectus, the U.S. Prospectus, any

            Prospectus Amendment or U.S. Prospectus Amendment so as to require registration of the Offered Securities or filing of a prospectus with respect to the Offered Securities under the laws of any jurisdiction, and the Underwriters will require each Selling Dealer Group member to agree to the same.

      4.3 The Underwriters shall not make any representations or warranties with respect to the Corporation, the Offered Securities other than as set forth in the Amended and Restated Preliminary Prospectus, the U.S. Amended and Restated Preliminary Prospectus, the Prospectus, the U.S. Prospectus and any Prospectus Amendment and U.S. Prospectus Amendment.

      4.4 The Underwriters will complete and will use their reasonable efforts to cause members of the Selling Dealer Group to complete the distribution of the Offered Securities promptly after the Offering Closing and, with respect to the exercise of the over-allotment option, the Additional Offering Closing Time.

      4.5 No Underwriter shall be liable under this paragraph 4 with respect to a default by any of the other Underwriters or by any member of the Selling Dealer Group not appointed by any of the other Underwriters.

5.    Material Change During Distribution

      5.1 During the Distribution Period, the Corporation shall promptly notify the Lead Underwriter in writing of the full particulars of:

            (a) any change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, prospects, liabilities (contingent or otherwise), capital, ownership or control of the Corporation, Legerity or any of their respective subsidiaries, that would be material to the Corporation, Legerity and their respective subsidiaries taken as a whole; and

            (b) any change in any material fact or any misstatement or omission of any material fact in the Disclosure Documents or any Subsequent Disclosure Documents, or the existence of any new material fact not disclosed in the Disclosure Documents or any Subsequent Disclosure Documents,

            which change, misstatement, omission or new material fact is, or may be, of such a nature as to render the Disclosure Documents misleading or untrue in any material respect or would result in a misrepresentation therein or would result in the Disclosure Documents not complying in any material respect with any Securities Legislation or which change, misstatement or new material fact would reasonably be expected to have a material effect on the market price or value of the Offered Securities.

      5.2 The Corporation shall promptly, and in any event within any applicable time limitation, comply, to the reasonable satisfaction of the Underwriters, with all applicable filings and other requirements under the Securities Legislation in the Qualifying Provinces and the United States and the rules and by-laws of the Exchanges arising as a result of such change, misstatement or new material fact referred to in paragraph 5.1, provided that the Corporation shall not file any Prospectus Amendment and U.S. Prospectus Amendment or other document relating to the Offered Securities without first obtaining the approval of the Underwriters, after consultation with the Underwriters with respect to the form and content thereof which approval will not be unreasonably withheld or delayed. The Corporation shall in good faith discuss with the Underwriters any such fact, misstatement or new material fact (actual, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under this paragraph. The Corporation shall allow the Underwriters to conduct all "due diligence" investigations which, in the reasonable opinion of the Underwriters, are required in order to responsibly execute any certificate required to be executed by the Underwriters in any Prospectus Amendment and U.S. Prospectus Amendment. The Corporation shall promptly deliver or cause to be delivered to each of the Underwriters and the Underwriters' counsel a copy of each Prospectus Amendment and U.S. Prospectus Amendment, signed as required by applicable Securities Legislation by all parties other than the Underwriters, as well as opinions and letters with respect to each such Prospectus Amendment and U.S. Prospectus Amendment to the same effect as those referred to in paragraph 2 and dated the date of such Prospectus Amendment and U.S. Prospectus Amendment.

      5.3 The delivery to the Underwriters of a Prospectus Amendment and U.S. Prospectus Amendment shall constitute a representation and warranty to the Underwriters by the Corporation with respect to the Disclosure Documents, as the case may be, as amended, modified or superseded by such Prospectus Amendment and U.S. Prospectus Amendment and by each Prospectus Amendment and U.S. Prospectus Amendment previously delivered to the Underwriters as aforesaid, to the same effect as set forth in paragraph 3. Such delivery shall also constitute the consent and authorization of the Corporation to the use of the relevant Disclosure Documents, as the case may be, as so amended, by the Underwriters in connection with the distribution of the Offered Securities in the Qualifying Provinces and the United States.

      5.4 The Corporation shall deliver or cause to be delivered to the Underwriters, as soon as practicable, as many commercial copies of any Prospectus Amendment and U.S. Prospectus Amendment in the cities in the Qualifying Provinces and the United States as the Underwriters may reasonably request.

6.    Representations, Warranties and Covenants of the Corporation

      6.1   Representations and Warranties of the Corporation

            The Corporation represents and warrants to each of the Underwriters, and acknowledges that the Underwriters are relying upon such representations and warranties in entering into this Agreement and purchasing the Offered Securities, that:

            (a) the Corporation and each of its subsidiaries is a corporation duly incorporated and organized and validly existing under the laws of its jurisdiction of incorporation, is duly qualified to carry on its business and is in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets requires such qualification, except where such failure to qualify would not have a material adverse effect, and has all requisite corporate power and authority to carry on its business, to own, lease and operate its property and assets and, in the case of the Corporation, to execute, deliver and perform its obligations under this Agreement;

            (b) this Agreement has been duly authorized, executed and delivered by the Corporation; the Subscription Receipt
                  Agreement will have been duly authorized, executed and delivered by the Corporation at the Offering Closing Date; the Trust Indenture will have been duly authorized, executed and delivered by the Corporation at the Offering Closing Date; and this Agreement, the Subscription Receipt Agreement and the Trust Indenture when so executed shall constitute legal, valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms, subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally, the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction and that rights to indemnity and waiver of contribution may be limited by applicable law;

            (c) the authorized capital of the Corporation consists of an unlimited number of common shares of which 127,345,682 are issued and outstanding as fully paid and non-assessable and an unlimited number of redeemable preferred shares, issuable in series, of which 1,193,600 are issued and outstanding as fully paid and non-assessable and, except in respect of the Convertible Debentures issuable in accordance with the Subscription Receipt Agreement and the Trust Indenture and the Common Shares issuable upon conversion of the Convertible Debentures and as otherwise disclosed in or contemplated by the Disclosure Documents, as the case may be, no person or other entity has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement for or the right to purchase any of the issued or unissued securities of the Corporation;

            (d) the execution, delivery, performance of and compliance by the Corporation with the terms of this Agreement, the Subscription Receipt Agreement and the Trust Indenture and the issuance, sale and delivery of the Offered Securities as described in and contemplated by the Disclosure Documents do not and will not result in a breach of, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and do not and will not conflict with any of the terms, conditions or provisions of its articles, by-laws or resolutions of its shareholders or directors (or any committee thereof), or any indenture, agreement or instrument to which it is a party or by which it is contractually bound;

            (e) the Corporation is not aware of any legislation which it anticipates may materially and adversely affect (as applicable) the business, affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Corporation and its subsidiaries taken as a whole;

            (f) there is no action, proceeding or investigation (whether or not purportedly on behalf of any of the Corporation or its subsidiaries) commenced against or, to the knowledge of the Corporation or its subsidiaries, pending or, to the knowledge of the Corporation, threatened against or affecting any of the Corporation or its subsidiaries, at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board or agency, domestic or foreign, which could in any way materially adversely affect any of the Corporation or its subsidiaries taken as a whole, or the condition (financial or otherwise) of the Corporation or its subsidiaries, taken as a whole, or which questions the validity of the issuance of the Offered Securities or Common Shares or of any action taken or to be taken by the Corporation pursuant to or in connection with this Agreement, the Subscription Receipt Agreement, the Trust Indenture or any agreement contemplated hereby, or which would materially adversely affect the consummation of the transactions contemplated by the Disclosure Documents;

            (g) other than as disclosed in the Disclosure Documents, the Corporation and its subsidiaries are in compliance with all material covenants under, and no material default on the part of any of such parties exists under any instrument securing or otherwise relating to any indebtedness of the Corporation or its subsidiaries, which in any case materially adversely affects, or would reasonably be expected to have a material adverse effect on, the market price or value of the Offered Securities or Common Shares;

            (h) all of the financial statements (audited and unaudited) of the Corporation (other than the pro forma financial statements of the Corporation) contained or incorporated by reference in the Disclosure Documents are, as at their respective dates, complete and correct in all material respects, were prepared, in accordance with United States generally accepted accounting principles consistently applied and present fairly in all material respects the financial position, the earnings and cash flows, including contingent liabilities, of the entities to which such financial statements relate as at the date and for the periods stated therein;

            (i) the pro forma financial statements of the Corporation, including the notes thereto, contained in the Disclosure Documents have been prepared and presented in accordance with applicable Securities Legislation and the assumptions contained in such pro forma financial statements are suitably supported and consistent with the financial results of the Corporation and Legerity, and such statements provide a reasonable basis for the compilation of the pro forma financial statements and such pro forma financial statements accurately reflect such assumptions. The Corporation is not aware of any facts, information or circumstances presently existing which could render the pro forma financial statements of the Corporation incorrect in any material respect;

            (j) the Corporation has provided the Underwriters with full access to all due diligence materials and information provided to it by Legerity and their agents or independently compiled by the Corporation and its agents with respect to Legerity and the Acquisition and is not aware of any misrepresentations in such material or information which could upon or after completion of the Acquisition reasonably be expected to have a material adverse effect;

            (k) the Corporation is not aware of any information relating to Legerity and the Acquisition which could, upon or after completion of the Acquisition, reasonably be expected to have a material adverse effect on the Corporation;

            (l) other than as disclosed in the Disclosure Documents, there are no contingent liabilities or other obligations affecting the Corporation or its subsidiaries which are material to the Corporation and its subsidiaries taken as a whole;

            (m) each of the Corporation and its subsidiaries has good title to all of its material assets and undertakings, free and clear of adverse claims, except as disclosed in the Disclosure Documents, or those arising in the ordinary course of business which are not material in the aggregate;

            (n) each of the Corporation and its subsidiaries has conducted, is conducting and will conduct its business in compliance in all material respects with all applicable laws, rules and regulations and, in particular, all applicable licensing and environmental legislation, regulations or by-laws or other lawful requirements of any governmental or regulatory bodies applicable to it of each jurisdiction in which it carries on a material portion of its business and holds all licences, registrations and qualifications in all jurisdictions in which it carries on a material portion of its business which are necessary or desirable to carry on the business of the Corporation and its subsidiaries, as the case may be, as now conducted and as presently proposed to be conducted, all such licences, registrations or qualifications are valid and existing and in good standing and none of such licences, registrations or qualifications contains any burdensome term, provision, condition or limitation which has or is likely to have any material adverse effect on the business of the
                  Corporation or its subsidiaries (taken as a whole) as now conduction or as proposed to be conducted, and the Corporation is not aware of any legislation, regulation, rule or lawful requirements presently in force or proposed to be brought into force with which the Corporation anticipates the Corporation or its subsidiaries will be unable to comply without materially adversely affecting the Corporation;

            (o) (i) except as disclosed in the Disclosure Documents, the Corporation and each of its subsidiaries has the right to use, or has good and valid right, title and interest in and to, the Intellectual Property, free and clear of all encumbrances except as in the ordinary course of business, as is necessary to conduct the business of the Corporation and its subsidiaries as it is currently conducted; (ii) to the knowledge of the Corporation, the conduct of the business of the Corporation and its subsidiaries does not infringe upon the Intellectual Property of any other person; (iii) the Intellectual Property which is not owned by the Corporation or its subsidiaries is being used by the Corporation or its subsidiaries only with the consent of or licence from, to the knowledge of the Corporation, the rightful owners thereof, and all such licences are in full force and effect; (iv) the Corporation and each of its subsidiaries has not received any written claim of adverse ownership, invalidity or any other opposition to or conflict with any Intellectual Property nor any pending or, to the knowledge of the Corporation, threatened suit, proceeding, claim, demand, action or investigation of any nature or kind against the Corporation or any of its subsidiaries relating to the Intellectual Property;
                  (v) to the knowledge of the Corporation, no person has infringed or misappropriated, or is infringing or misappropriating, any rights of the Corporation or its subsidiaries in or to any Intellectual Property; and (vi) there are no material restrictions on the ability of the Corporation or its subsidiaries to use, exploit or authorize others to use and exploit all rights in the

                  Intellectual Property, other than in the ordinary course of business with respect to Intellectual Property licensed from third parties. None of the rights of the Corporation or its subsidiaries in the Intellectual Property will be impaired or affected in any way by the transactions contemplated by the Acquisition Agreement;

            (p) except as disclosed in the Disclosure Documents, the Corporation is not aware of a claim of any infringement or breach by the Corporation or its subsidiaries of any Intellectual Property rights of any other person, nor has the Corporation or its subsidiaries received any notice nor is the Corporation otherwise aware that the use of the Intellectual Property of the Corporation or its subsidiaries infringes upon or breaches any Intellectual Property rights of any other person;

            (q)   the  proceeds   received   from  the  Offering  will  be  used
                  substantially in the manner described in the Disclosure Documents;

            (r) after giving effect to the Acquisition, the shares of Legerity will be indirectly owned by the Corporation, to the knowledge of the Corporation, free and clear of all liens, except for any liens created in the ordinary course of business;

            (s) Computershare Investor Services Inc., at its principal office in the City of Toronto, Ontario is the duly appointed transfer agent of the Common Shares, and Computershare Trust Company of Canada, at the Offering Closing Date and at the Additional Offering Closing Date, if applicable, will be the duly appointed Escrow Agent and Convertible Debenture Trustee under the Subscription Receipt Agreement and the Trust Indenture, respectively;

            (t)   since  March  30,  2007,   other  than  as  disclosed  in  the
                  Disclosure Documents:

                  (i) there has not been any material change (actual, anticipated, proposed or prospective, whether financial or otherwise) in the investments, affairs, assets, prospects or liabilities (contingent or otherwise) of the Corporation or its subsidiaries taken as a whole that has not been publicly disclosed;

                  (ii) there has not been any material change in the equity capitalization or long-term or short-term debt of the Corporation or its subsidiaries taken as a whole that has not been publicly disclosed;

                  (iii) there has not been any material  change in the business, business prospects, condition (financial or otherwise) or results of the operations of the Corporation or its subsidiaries taken as a whole that has not been publicly disclosed; and

                  (iv) the Corporation and its subsidiaries have carried on their businesses in the ordinary course and in the manner described in the Disclosure Documents;

            (u) the Corporation is a "reporting issuer" in each of the Qualifying Provinces and is not in default under Securities Legislation in such provinces, in particular, without limiting the foregoing, the Corporation is in material compliance with its obligations to make timely disclosure of all material changes relating to it and since March 30, 2007 (other than in respect of material change reports filed on a confidential basis and thereafter made public or material change reports filed on a confidential basis and in respect of which the material change never came to fruition) no such disclosure has been made on a confidential basis and there is no material change relating to the Corporation or its subsidiaries which has occurred and with respect to which the requisite material change report has not been filed;

            (v) the documents incorporated by reference in the Preliminary Prospectus, the Registration Statement and the U.S. Preliminary Prospectus, conformed in all material respects with the applicable requirements of Securities Legislation and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the other Disclosure Documents, when such documents are filed with the Securities Commissions or the SEC, as applicable, will conform in all material respects with the applicable requirements of Securities Legislation and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (w) the Corporation is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds as described in the Disclosure Documents under the heading "Use of Proceeds," will not be an "investment company" as defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder;

            (x) there is no franchise, contract or other document of a character required to be described in the Disclosure Documents, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Disclosure Documents under the headings "Description of the

                  Securities Being Distributed" and "Plan of Distribution" insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects;

            (y) the Corporation will promptly file all reports required to be filed by it with the Securities Commissions and SEC under applicable Securities Legislation in connection with the Offering or sale of the Offered Securities, and during such same period will advise the Lead Underwriter, promptly after it receives notice thereof, of the issuance by the Securities Commissions or the SEC of any stop order or of any order preventing or suspending the use of any prospectus relating to the Offered Securities and the Common Shares, of the suspension of the qualification of such Offered Securities and the Common Shares for offering or sale in any of the Qualifying Provinces or the United States, of the initiation or threat, to the knowledge of the Corporation, of any proceeding for any such purpose, or of any request by the Securities Commissions or the SEC for the amending or supplementing of the Registration Statement or the Disclosure Documents or for additional information relating to the Offered Securities; and the Corporation will use its commercially reasonable efforts to prevent the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Offered Securities and the Common Shares or the suspension of any such qualification and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Offered Securities and the Common Shares or suspending any such qualification, to use its commercially reasonable efforts to obtain the withdrawal of such order as soon as possible;

            (z) as soon as practicable, the Corporation will make generally available to its security holders an earnings statement or statements of the Corporation and its subsidiaries which will satisfy the provisions of Section 11(a) of the U.S. Securities Act and Rule 158 thereunder;

            (aa) unless the Corporation and the Underwriters otherwise agree in writing, the Corporation has not made and will not make any offer relating to the Offered Securities and the Common Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405 under the U.S. Securities Act). Any such free writing prospectus consented to by the Underwriters or the Corporation is hereinafter referred to as a "Permitted Free Writing Prospectus." The Corporation agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the U.S. Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping;

            (bb) the Corporation and its subsidiaries have filed all federal, provincial, state, local and foreign tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the assets and properties, business, results of operations, prospects or condition (financial or otherwise) of such entities, taken as a whole) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith;

            (cc) neither the Corporation nor any of its subsidiaries is in default in the observance or performance of any term or obligation to be performed by it under any contract entered into which is material to the Corporation and its subsidiaries taken as a whole and no event has occurred which with notice or lapse of time or both would directly or indirectly constitute such a default, in any such case which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Corporation and its subsidiaries taken as a whole;

            (dd) the issued and outstanding Common Shares of the Corporation are listed and posted for trading on the Exchanges;

            (ee) the Disclosure Documents contain and will contain in all material respects the disclosure required by all requirements of the Securities Legislation;

            (ff) to the knowledge of the Corporation, no insider of the Corporation has a present intention to sell any securities of the Corporation other than as disclosed to the Underwriters;

            (gg) other than the Underwriters and the Selling Dealer Group, there is no person acting or purporting to act at the request of the Corporation who is entitled to any brokerage or agency fee in connection with the sale of the Offered Securities;

            (hh) the books and records of the Corporation made available to the Underwriters, or their counsel, in connection with their due diligence investigations for the periods from their respective dates of incorporation to the date of examination thereof are the original books and records of the Corporation and contain copies of all proceedings (or certified copies thereof) of the shareholders, the board of directors and all committees of the board of directors and there have been no other meetings, resolutions or proceedings of the shareholders, board of directors or any committee of the board of directors to the date of review of such records and books not reflected in such books and other records other than those which have been disclosed to the Underwriters;

            (ii) the Subscription Receipts will, at the Offering Closing Time, have been duly created and be duly and validly issued as fully paid securities of the Corporation entitled to the benefits of the Subscription Receipt Agreement, the Convertible Debentures will be duly created under the Trust Indenture and, upon their issuance in accordance with the terms and conditions of the Trust Indenture and the Subscription Receipt Agreement, be duly and validly issued as fully paid securities of the Corporation entitled to the benefits of the Trust Indenture, and the Common Shares issuable upon the exercise of the conversion rights pursuant to the Convertible Debentures will, upon their issuance in accordance with the terms of the Trust Indenture, be duly and validly issued as fully paid and non-assessable securities of the Corporation;

            (jj) Ernst & Young LLP, the auditors of the Corporation for the year ended March 30, 2007, are independent public accountants as required under Securities Legislation and there has not been any reportable event or disagreement (within the meaning of National Instrument 51-102 of the Canadian Securities Administrators) with such auditors;

            (kk) Deloitte & Touche LLP, the current auditors of the Corporation, are independent public accountants as required under Securities Legislation and there has not been any reportable event or disagreement (within the meaning of National Instrument 51-102 of the Canadian Securities Administrators) with such auditors;

            (ll) the Corporation has no reason to believe that the representations and warranties of Legerity in the Acquisition Agreement are not true and correct as of the date hereof or that Legerity is in breach of any covenants under the Acquisition Agreement, except such as would not have a material adverse effect on the business, operations, capital, properties, assets, prospects, liabilities (absolute, accrued, contingent or otherwise) or results of operations of Legerity and its subsidiaries taken as a whole;

            (mm) Merger Sub has duly authorized, executed and delivered the Acquisition Agreement and the Acquisition Agreement constitutes a legal, valid and binding obligation of Merger Sub enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyances or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). Merger Sub is an indirect wholly-owned subsidiary of the Corporation;

            (nn)  the  Corporation  is not  aware of any  existing,  pending  or threatened fact, event, circumstances or regulatory action that could reasonably be expected to prevent or impede the completion of the Acquisition in accordance with the Acquisition Agreement;

            (oo) to the knowledge of the Corporation, except as disclosed in the Acquisition Agreement:

                  (i) Legerity has been duly organized and is validly existing under the laws of the jurisdiction of its formation or incorporation (as applicable);

                  (ii) Legerity has all requisite power and authority to conduct its business as described in the Disclosure Documents and to execute, deliver and perform its obligations under the Acquisition Agreement; and

                  (iii) Navigant Capital Advisors,  LLC and the other holders of the common stock of Legerity hold good and marketable title thereto;

            (pp) the Corporation is eligible to file a short form prospectus pursuant to NI 44-101;

            (qq) the Corporation has not completed any "significant acquisition" (as such term is used in item 10 of Form 44-101F1 of National Instrument 44-101 of the Canadian Securities Administrators) nor is it proposing any acquisition that has progressed to a state where a reasonable person would believe that the likelihood of the acquisition being completed is high (other than the Acquisition), in each case that would require the inclusion of any additional financial statements or pro forma financial statements in the Disclosure Documents pursuant to Securities Legislation;

            (rr) to the knowledge of the Corporation, none of the Corporation, its officers or directors is aware of any circumstances presently existing under which liability is or could reasonably be expected to be incurred under Part XXIII - Civil Liability for Secondary Market Disclosure of the Securities Act (Ontario); and

            (ss) all of the representations and warranties provided in the Acquisition Agreement by the Corporation and Merger Sub as qualified in the Acquisition Agreement and the representations and warranties of Legerity in sections 2.7(a) and (c) and 2.8 of the Acquisition Agreement as
                  qualified in the Acquisition Agreement are incorporated herein by reference as representations and warranties of the Corporation to the Underwriters.

      6.2 The Corporation covenants and agrees with each of the Underwriters that:

            (a) the Corporation will advise the Underwriters, promptly after receiving notice thereof, of the time when the Amended and Restated Preliminary Prospectus and the Prospectus have been filed and the Amended Preliminary MRRS Decision Document, the Final MRRS Decision Document and any other receipts have been obtained and will provide evidence satisfactory to the Underwriters of each filing and the issuance of the Amended Preliminary MRRS Decision Document and the Final MRRS Decision Document and any other receipts;

            (b) the Corporation will advise the Underwriters, promptly after receiving notice or obtaining knowledge, of (i) the issuance by any Securities Commission or the SEC of any order suspending or preventing the use of the Disclosure Documents,
                  (ii) the suspension of the qualification of the Offered Securities for offering or sale in any of the Qualifying Provinces and the United States, (iii) the institution, threatening or contemplation of any proceeding for any of those purposes, or (iv) any requests made by any Securities Commission or the SEC to amend or supplement the Amended and Restated Preliminary Prospectus the U.S. Amended and Restated Preliminary Prospectus, the Prospectus or the U.S. Prospectus or for additional information, and will use its commercially reasonable efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the withdrawal of the order promptly; and

            (c) upon release of the Escrowed Funds to the Corporation on closing of the Acquisition, the Corporation will apply the net proceeds from the Offering substantially in accordance with the disclosure in the Disclosure Documents set out under the heading "Use of Proceeds".

7.    Closing

      7.1 Closing shall occur at the Offering Closing Time on the Offering Closing Date at the offices of McCarthy Tetrault LLP, 1000 de la Gauchetiere St. W., Suite 2500, Montreal, Quebec or at such other place as the Corporation and the Underwriters may agree to in writing. At the Offering Closing Time, the Lead Underwriter shall deliver by wire transfer or otherwise to the Escrow Agent the purchase price for the Offered Securities being issued and sold to the Underwriters under this Agreement net of the Underwriters' fee payable by the Corporation to the Underwriters as provided in (b) of this paragraph and the amount of the Underwriters' expenses as provided in paragraph 12 against delivery by the Corporation to the Lead Underwriter, on behalf of the Underwriters, of:

            (a) a global certificate or certificates representing the Offered Securities to be purchased by the Underwriters hereunder registered in the name of the CDS Clearing and Depository Services Inc., or its nominee;

            (b) a direction to the Lead Underwriter to deduct 1.5% of the gross proceeds from the sale of the Offered Securities and to pay such amount to the Underwriters as one-half their fee for the services provided under this Agreement; with the other 1.5% being payable immediately upon the closing of the Acquisition; and

            (c)   such further documentation as may be contemplated herein.

      7.2 Each closing of the Offered Securities to be issued under the Over-Allotment Option, if applicable, will be completed at the offices of McCarthy Tetrault LLP, 1000 de la Gauchetiere St. W., Suite 2500, Montreal, Quebec, or at any other place agreed in writing by the Corporation and the Underwriters on the date (an "Additional Offering Closing Date") and at the time (an "Additional Closing Time") specified by the Underwriters in Over-Allotment Notice or at such other time and date as the Underwriters and the Corporation may agree upon in writing (provided that in no event shall such time be earlier than two or later than ten Business Days after the date the Over-Allotment Notice is given by the Underwriters to the Corporation). At the Additional Offering Closing Time the Lead Underwriter shall deliver to the Escrow Agent by wire transfer or otherwise the purchase price for the additional Offered Securities being issued and sold to the Underwriters pursuant to the Over-Allotment Option net of the additional Underwriters' fee payable by the Corporation to the Underwriters as provided in (b) of this paragraph and the additional amount of the Underwriters' expenses as provided in paragraph 12 against delivery by the Corporation to the Lead Underwriter, on behalf of the Underwriters, of:

            (a) a global certificate or certificates representing the Offered Securities to be purchased by the Underwriters hereunder registered in the name of the CDS Clearing and Depository Services Inc., or its nominee;

            (b) a direction to the Lead Underwriter to deduct 1.5% of the additional gross proceeds from the sale of the additional Offered Securities and to pay such amount to the Underwriters as one-half their fee for the services provided under this Agreement; with the other 1.5% being payable immediately upon the closing of the Acquisition; and

            (c)   such further documentation as may be contemplated herein.

8.    Closing Conditions

      8.1 The Underwriters' obligation to purchase the Offered Securities at the Offering Closing Time or the Additional Closing Time, as the case may be, shall be subject to the following conditions, which conditions are for the sole benefit of the Underwriters and may be waived in writing in whole or in part by the Underwriters in their discretion:

            (a) prior to the Offering Closing Time or the Additional Closing Time, as the case may be, the Corporation shall have made and/or obtained the necessary filings, approvals, consents and acceptances required to be made or obtained by the Corporation under Securities Legislation (including the receipt of all approvals from the Exchanges) in connection with the offering of the Offered Securities on terms which are acceptable to the Corporation and the Underwriters, acting reasonably;

            (b) all authorizations and approvals shall have been obtained by the Corporation for the execution, delivery and performance by it of this Agreement and for the issuance of the Subscription Receipts, the Convertible Debentures and the Common Shares;

            (c) all authorizations and approvals shall have been obtained by the Corporation for the execution, delivery and performance by the Corporation of the Subscription Receipt Agreement and the Trust Indenture;

            (d) the Subscription Receipts, the Convertible Debentures and the Common Shares shall have been approved or conditionally approved for listing on the TSX, and the Common Shares shall have been approved or conditionally approved for listing on the NYSE, at the opening of trading on the Offering Closing Date, subject to fulfillment of customary conditions;

            (e) the Corporation shall deliver to the Underwriters, at the Offering Closing Time or the Additional Offering Closing Time, as applicable, a certificate dated the Offering Closing Date or the Additional Offering Closing Time, as applicable, addressed to the Underwriters and signed by two senior officers of the Corporation, acceptable to the Underwriters, acting reasonably, certifying for and on behalf of the Corporation to the effect that:

                  (i) the Corporation has complied in all material respects with all the material covenants and satisfied all the material terms and conditions of this Agreement, the Subscription Receipt Agreement and the Trust Indenture on its part to be complied with and satisfied at or prior to the Offering Closing Time or the Additional Offering Closing Time, as applicable;

                  (ii) the representations and warranties of the Corporation contained herein are true and correct in all material respects as at the Offering

                        Closing Time or the Additional Offering Closing Time, as applicable, with the same force and effect as if made on and as at the Offering Closing Time or the Additional Offering Closing Time, as applicable;

                  (iii) no order,  ruling or determination  having the effect of ceasing the trading of the Common Shares, the Convertible Debentures or the Subscription Receipts, or suspending the sale of the Subscription Receipts or Convertible Debentures or preventing the issuance of the Common Shares, has been issued and no proceedings for such purpose have been instituted or are pending or, to the knowledge of such senior officer, contemplated or threatened;

                  (iv) the representations and warranties of the Corporation arising by reason of the delivery of the Disclosure Documents and the effectiveness of the Registration Statement are true and correct in all material respects on and as at the Offering Closing Time or the Additional Offering Closing Date, as applicable as if such documents had been dated the Offering Closing Date or the Additional Offering Closing Time, as applicable and delivered to the Underwriters;

                  (v) since the respective dates as of which information is given in the Preliminary Prospectus, the Registration Statement, the U.S. Preliminary Prospectus, the Amended and Restated Preliminary Prospectus, the U.S. Amended and Restated Preliminary Prospectus and any Prospectus
                        Amendment:

                        A. there has been no material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets, prospects, liabilities (contingent or otherwise), capital, ownership or control of the Corporation or its subsidiaries; and

                        B. no transaction out of the ordinary course of business has been entered into or is pending by the Corporation or its subsidiaries,

                        which is material to the Corporation and its subsidiaries taken as a whole, other than the Acquisition or as disclosed in the Disclosure Documents, and all such matters shall in fact be true and correct in all material respects as at the Offering Closing Time or the Additional Offering Closing Time, as applicable;

            (f) except for the completion of the Acquisition, all actions required to be taken by the Corporation, including the passing of all requisite resolutions and all requisite filings with governmental authorities, shall have occurred at or prior to the Offering Closing Time or the Additional Offering Closing Time, as applicable so as validly to authorize the execution and delivery of this Agreement, the Subscription Receipt Agreement and the Trust Indenture and the performance of the transactions contemplated hereby;

            (g) the Corporation will have delivered to the Underwriters an executed copy of the Subscription Receipt Agreement and the Trust Indenture, each in form and substance satisfactory to the Underwriters and their counsel, acting reasonably;

            (h) the Corporation will have caused favourable legal opinions to be delivered by its Canadian and U.S. counsel addressed to the Underwriters and their counsel in a form and substance satisfactory to the Underwriters and their counsel, acting reasonably, with respect to such matters as the Underwriters and their counsel may reasonably request relating to the distribution of the Offered Securities. In giving such opinions, counsel to the Corporation shall be entitled to rely, to the extent appropriate in the circumstances, upon opinions of local counsel acceptable to the Underwriters and their counsel, acting reasonably, and shall be entitled to rely to the extent appropriate in the circumstances as to the matters of fact upon a certificate of a senior officer of the Corporation;

            (i) the Corporation shall deliver to the Underwriters, at the Offering Closing Time or the Additional Offering Closing Time, as applicable, a separate certificate dated the Offering Closing Date or the Additional Offering Closing Time, as applicable addressed to the Underwriters and signed by a senior officer of the Corporation, acceptable to the Underwriters, acting reasonably, certifying for and on behalf of the Corporation its constating documents, all resolutions of the board of directors, as applicable, relating to the transactions contemplated hereunder and the incumbency and specimen signatures of signing officers;

            (j) the Underwriters shall have received evidence satisfactory to the Underwriters, acting reasonably, that the Acquisition Agreement has been executed and delivered by the parties thereto and that such agreement has not been terminated and that, to the knowledge of the Corporation, no event has occurred or condition exists that will prevent the Acquisition from being completed prior to 5:00 p.m. (Toronto time) on August 24, 2007 substantially and in all material respects as contemplated in the Acquisition Agreement;

            (k) the Underwriters will have received such other certificates, opinions, agreements, materials or documents in form and substance satisfactory to the Underwriters, as the Underwriters may reasonably request; and

            (l) the Corporation having complied with all covenants contained herein in all material respects and satisfied all terms and conditions contained herein in all material respects to be complied with and satisfied by it at or prior to the Offering Closing Time or the Additional Offering Closing Time, as applicable.

9.    Termination

      9.1 Without limiting any of the foregoing provisions and in addition to any other remedies which may be available, the Underwriters (or any of them) shall be entitled, at their option, to terminate, without any liability on their part, their (or its) obligation to purchase the Offered Securities by written notice to that effect given to the Corporation and the Lead Underwriter at or prior to the Offering Closing Time (or, in the event the Over-Allotment Option is exercised, the Additional Offering Closing Time), if:

            (a) any inquiry, action, suit, investigation or other proceeding is commenced or any order is issued under or pursuant to any law in Canada or the United States (except any such proceeding or order based solely upon the activities of the
                  Underwriters), or there is any change of law or the interpretation or administration thereof, which operates to prevent or restrict the trading in or which adversely impacts the distribution of the Offered Securities or the Common
                  Shares  in any  of  the  Qualifying  Provinces  or the  United
                  States;

            (b) after the date hereof and prior to the Offering Closing Time or the Additional Offering Closing Time, as applicable, there shall occur any material change or change in a material fact which, in the reasonable opinion of the Underwriters (or any one of them), would reasonably be expected to have a significant adverse effect on the market price or value of the Offered Securities or the Common Shares;

            (c) there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law, regulation or other occurrence of any nature whatsoever which, in the reasonable opinion of the Underwriters (or any one of them), materially adversely affects, or involves, or will materially adversely affect or involve, the state of North American financial or capital markets or the business, operations or affairs of the Corporation and their respective subsidiaries taken as a whole; or

            (d) the Corporation shall be in breach of, default under or non-compliance with any material representation, warranty, covenant, term or condition of this Agreement.

      9.2 All terms and conditions of this Agreement shall be construed as conditions, and any material breach or failure by the Corporation to comply with any of such terms and conditions shall entitle the Underwriters, or any of them, to terminate their obligations to purchase the Offered Securities by notice to that effect given to the Corporation at or prior to the Offering Closing Time or the Additional Offering Closing Time, as applicable. The Underwriters may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance; provided, however, that to be binding on the Underwriters any such waiver or extension must be in writing and signed by all of the Underwriters.

      9.3 The rights of termination contained in this paragraph 9 may be exercised by any of the Underwriters and are in addition to any other rights or remedies the Underwriters or any of them may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement.

      9.4 In the event of any such termination, there shall be no further liability on the part of the Underwriters to the Corporation or on the part of the Corporation to such Underwriters, except in respect of any liability which may have arisen or may thereafter arise under paragraphs 10, 11 and 12. A notice of termination given by an Underwriter under this paragraph 9 shall not be binding upon any other Underwriter who has not also executed such notice.

10.   Indemnity

      10.1 The Corporation covenants and agrees to protect and indemnify each of the Underwriters and their respective directors, officers, employees, partners and agents (each an "Indemnified Party") against all losses (other than a loss of profits in connection with the distribution of the Offered Securities), claims, damages, liabilities, costs or expenses caused or incurred by reason of:

            (a) any statement or information contained in the Disclosure Documents or any document or material that may be filed on behalf of the Corporation under Securities Legislation or any other document or material filed or delivered pursuant hereto (other than any statement or information relating solely to Underwriters) containing or being alleged to contain a misrepresentation or being or being alleged to be untrue, false or misleading;

            (b) the omission or alleged omission to state in the Disclosure Documents or any other document or material filed or delivered pursuant hereto any material fact (other than a material fact relating solely to the Underwriters and provided by the Underwriters for inclusion in such document) required to be stated therein or necessary to make any statement therein not false or misleading in the light of the circumstances under which it was made;

            (c) any statement (other than a statement relating solely to the Underwriters) contained in the Public Record which at the time and in the light of the circumstances under which it was made, contained or is alleged to have contained a misrepresentation or being alleged to be untrue, false or misleading;

            (d) any order made or inquiry, investigation or proceeding (formal or informal) commenced or threatened by any officer or official of any securities regulatory authority. stock exchange or by any other competent authority based upon the circumstances described in clauses 10.1(a), (b) and (c) above which operates to prevent or restrict trading in or the sale or distribution of the Offered Securities or the Common Shares in any of the Qualifying Provinces or in the United States;

            (e) the breach of any representations, warranties or covenants by the Corporation contained in this Agreement, the Subscription Receipt Agreement, the Trust Indenture or any documents delivered pursuant hereto; or

            (f) the Corporation not complying with any requirement of Securities Legislation in connection with the transactions contemplated by this Agreement, the Subscription Receipt Agreement and the Trust Indenture.

      10.2 If any matter or thing contemplated by this paragraph 10 shall be asserted against any Indemnified Party in respect of which indemnification is or might reasonably be considered to be provided, such Indemnified Party shall notify the Corporation as soon as possible of the nature of such claim (provided that any failure so to notify shall relieve the Corporation of liability under this paragraph 10 only to the extent that such failure prejudices the ability to defend such claim) and the Corporation shall be entitled (but not required) to assume the defence, on behalf of the Indemnified Party, of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel acceptable to the Indemnified Party, acting reasonably, and that no settlement or admission of liability may be made by the Corporation without the prior written consent of the other unless the settlement is made by the Corporation and such settlement includes a release of each indemnified party from any liabilities arising under such claim.

      10.3 With respect to any such claim, the Indemnified Party shall have the right to retain separate counsel to act on his, her or its behalf, provided the fees and disbursements of such separate counsel shall be paid by the Indemnified Party, unless any of the following apply, in which case such fees and disbursements will be paid by the
            Corporation:

            (a) the Corporation fails to assume the defence of such claim on behalf of the Indemnified Party within ten days of receiving notice of such claim;

            (b) the Corporation and the Indemnified Party shall have mutually agreed to the retention of such counsel; or

            (c) the named parties to any claim (including any added, third or impleaded parties) include either the Corporation or the Indemnified Party, and the Indemnified Party has been advised by his, her or its counsel that representation of all parties by the same counsel would be inappropriate due to actual or potential differing interests between any of them;

            Notwithstanding the foregoing, no settlement or compromise of any claim or potential claim may be made by an Indemnified Party without the prior written consent of the Corporation, which consent will not be unreasonably withheld.

      10.4 The rights of indemnity contained in this paragraph 10 shall: (a) not enure to the benefit of the Underwriter or any other Indemnified Party if the provisions of paragraph 6 have been complied with and the person asserting any claim contemplated by this paragraph 10 was not provided with a copy of any Disclosure Document which corrects any untrue statement or information, misrepresentation or omission which is the basis of such claim and which is required, under Securities Legislation, to be delivered to such person by the Underwriters or members of the Selling Dealer Group (if any); or (b) cease to be available to an Indemnified Party if the claim is determined by a court of competent jurisdiction (in a final judgement) to have been caused by any fraud, wilful misconduct or gross negligence by the Indemnified Party. In the event that the rights of indemnity in this paragraph 10 shall have ceased to be available to an Indemnified Party pursuant to the preceding clause
            (b), the Indemnified Party shall promptly reimburse the Corporation for any funds advanced to the Indemnified Party pursuant to this indemnity in respect of such claim.

      10.5 The Corporation acknowledges and agrees that the Underwriters are contracting on their own behalf and as agents for their respective directors, officers, employees and agents and accordingly hereby constitute the Underwriters as trustees for any other Indemnified Party for the covenants of the Corporation contained in this paragraph 10 with respect to such Indemnified Parties and the Underwriters agree to accept such trust and to hold such covenants on behalf of such persons.

      10.6 The Corporation hereby waives any right it may have of first requiring an Indemnified Party to proceed against, enforce any other right, power, remedy or security or claim payment from, any other person before claiming against it under this paragraph 10.

      10.7 If the Corporation has assumed the defence of any suit brought to enforce a claim hereunder at the expense of the Corporation, the Indemnified Party shall provide the Corporation copies of all documents and information in its possession pertaining to the claim, take all reasonable actions required by the Corporation to preserve the right to object to or defend against the claim, consult and reasonably cooperate with the Corporation in determining whether the claim and any legal proceeding resulting therefrom should be resisted, compromised or settled and reasonably cooperate and assist in any negotiations to compromise or settle, in any defense of, a claim undertaken by the Corporation.

11.   Contribution

      11.1 If for any reason the indemnification provided for in paragraph 10 is unavailable, in whole or in part, to an Indemnified Party in respect of any losses, claims, damages, liabilities, costs or expenses (or claims, actions, suits or proceedings in respect thereof) referred to in paragraph 10, and subject to the restrictions and limitations referred to therein, the Corporation shall contribute to the amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by such Indemnified Party as a result of such losses, claims, damages, liabilities, costs or expenses (or claims, actions, suits or proceedings in respect thereof) in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation, on the one hand, and the Underwriters, on the other, but also the relative fault of the Corporation, on the one hand, and the Underwriters, on the other hand, in connection with the statement, information, misrepresentation, omission, order, inquiry, investigation, proceeding or other matter or thing referred to in paragraph 10 which resulted in such losses, claims, damages, liabilities, costs or expenses (or claims, actions, suits or proceedings in respect thereof), as well as any other relevant equitable considerations; provided that the Underwriters shall not in any event be liable to contribute, in the aggregate, any amount in excess of the fee actually received by the Underwriters as provided in this Agreement.

      11.2 The relative benefits received on behalf of the Corporation, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the distribution of the Subscription Receipts (net of the fee payable to the Underwriters but before deducting expenses) received on behalf of the Corporation is to the fee received by the Underwriters. The relative fault of the Corporation, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the statement, misrepresentation, omission, order, inquiry, investigation, proceeding or other matter or thing referred to in paragraph 10 which resulted in such losses, claims, damages, liabilities, costs or expenses (or claims, actions, suits or proceedings in respect thereof), relates to information supplied by or steps or actions taken or done by or on behalf of the
            Underwriters   and  the  relative  intent,   knowledge,
            access to information and opportunity to correct or prevent such statement, misrepresentation, omission, order, inquiry, investigation, proceeding or other matter or thing referred to in paragraph 10. The amount paid or payable by an Indemnified Party as a result of such losses, claims, damages, liabilities, costs or expenses (or claims, actions, suits or proceedings in respect thereof), referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, costs or expenses (or claims, actions, suits or proceedings in respect thereof), whether or not resulting in any such action, suit, proceeding or claim.

12.   Expenses

Whether or not the transactions herein contemplated shall be completed, all expenses of or incidental to the authorization, creation, issue and sale of the Offered Securities and all expenses of or incidental to all other matters in connection with the Offering including, without limitation: listing and filing fees, costs of the Escrow Agent appointed under the Subscription Receipt Agreement, costs of the Convertible Debenture Trustee, expenses payable in connection with the qualification of the Offered Securities for distribution, the fees and expenses of counsel for the Corporation and reasonable fees and expenses of counsel for the Underwriters, all fees and expenses of local counsel, all fees and expenses of the auditors to the Corporation, and all costs incurred in connection with preparing, printing, translating and providing copies of the Disclosure Documents and certificates representing the Subscription Receipts and Convertible Debentures and all fees and expenses of transfer agent and any reasonable out-of-pocket expenses of the Underwriters shall be borne by and for the account of the Corporation.

13.   Obligation of Underwriters to Purchase

The obligation of the Underwriters to purchase the Offered Securities at the Offering Closing Time and at the Additional Offering Closing Time, if applicable, shall be several, not joint, and shall be limited to the following percentages of the aggregated number of Offered Securities to be purchased at that time:

       CIBC World Markets Inc.                                   40%
       National Bank Financial Inc.                              20%
       RBC Dominion Securities Inc.                              20%
       Scotia Capital Inc.                                       20%
                                                                ---
                                                                100%
                                                                ===

If any one or more of the Underwriters shall not purchase its applicable percentage of the Offered Securities at the Offering Closing Time, and at the Additional Offering Closing Time, if applicable, the others shall have the right, but shall not be obligated, to purchase all of the percentage of the Offered Securities which would otherwise have been purchased by such one or more of the Underwriters; the Underwriters exercising such right shall purchase such Offered Securities pro rata to their respective percentages aforesaid or in such other proportions as they may otherwise agree. In the event such right is not exercised, the Underwriters which are not in default shall be entitled by written notice to the Corporation to terminate this Agreement without liability. If none of the other Underwriters exercises such right, the Corporation shall be entitled to terminate its obligations under this Agreement (except for its liabilities under paragraphs 10, 11 and 12) and such other Underwriters shall be relieved of all of their obligations to the Corporation hereunder. An Underwriter which stands ready to purchase its percentage as stipulated above of the aggregate number of Offered Securities to be purchased by the Underwriters under this Agreement will have no liability to the Corporation if another Underwriter defaults in its obligation to purchase its percentage of such Offered Securities. Nothing in this paragraph shall oblige the Corporation to sell less than all of the Offered Securities or prejudice or limit any rights which the Corporation may have against a defaulting Underwriter or the rights any Underwriter may have against any other Underwriter.

14.   Market Stabilization

In connection with the distribution of the Offered Securities, the Underwriters and members of their selling group (if any) may effect transactions which stabilize or maintain the market price of the Offered Securities at levels above those which might otherwise prevail in the open market, in compliance with Securities Laws. Those stabilizing transactions, if any, may be discontinued at any time.

15.   Restrictions on Further Issues or Sales

During the period commencing the date of this Agreement and ending on the day which is 90 days following the Acquisition Closing Date, the Corporation will not, directly or indirectly, without the prior written consent of the Lead Underwriter (which consent will not be unreasonably withheld), issue, agree to issue, offer, sell, contract to sell, grant any option to purchase, transfer, assign or otherwise dispose of any securities or announce any intention to effect the foregoing, other than the Offered Securities (except for the issuance of the Convertible Debentures upon exchange of the Subscription Receipts and Common Shares pursuant to the terms of the Convertible Debentures).

16.   Severability

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

17.   Survival

All representations, warranties, covenants, indemnities and agreements of the Corporation herein contained or contained in documents submitted pursuant to this Agreement and in connection with the transactions contemplated herein shall survive the purchase and sale of the Offered Securities and shall continue in full force and effect for the benefit of the Underwriters, regardless of any subsequent disposition of the Offered Securities or any investigation by or on behalf of the Underwriters with respect thereto.

18.   Time of the Essence

Time shall be of the essence of this Agreement.

19.   Governing Law

This agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the courts of Ontario with respect to any matter arising hereunder or related hereto.

20.   Currency

All funds referred to in this Agreement shall be in Canadian dollars.

21.   Notice

Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a "Notice") shall be in writing addressed as follows:

      (a)   if to the Corporation:

            400 March Road
            Ottawa, ON
            K2K 3J4

            Attention:        President and Chief Executive Officer
            Facsimile:        (613) 270-7403

            with a copy to:

            McCarthy Tetrault LLP
            Suite 2500
            1000 De La Gauchetiere Street West
            Montreal, QC
            H3B 0A2

            Attention:        Sonia Struthers
            Facsimile:        (514) 875-6246

      (b)   if to the Underwriters:

            CIBC World Markets Inc.
            BCE Place
            161 Bay Street
            Toronto, Ontario
            M5J 2S8

            Attention:        Marwan Kubursi
            Facsimile:        (416) 594-7226

            with a copy to:

            Blake, Cassels & Graydon
            Suite 2800, Commerce Court West
            199 Bay Street
            Toronto, Ontario
            M5L 1A9

            Attention:        Frank P. Arnone
            Facsimile:        (416) 863-2653

or to such other address as any of the parties may designate by notice given to the others.

Each notice shall be personally delivered to the addressee or sent by fax to the addressee and (i) a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by fax shall, if sent on a Business Day and the machine on which it is sent receives the answer back code from the party to whom it is sent before 5:00 p.m. (Toronto time), be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is sent.

22.   Authority of Lead Underwriter

The Lead Underwriter is hereby authorized by each of the other Underwriters to act on its behalf in connection with any matter arising hereunder or pursuant hereto and the Corporation shall be entitled to and shall act on any notice given hereunder or agreement entered into by or on behalf of the Underwriters by the Lead Underwriter except in respect of any consent to a settlement pursuant to paragraph 10.1 which consent shall be given by the Indemnified Party, a notice of termination pursuant to paragraph 9.1 which notice may be given by any of the Underwriters, or any waiver pursuant to paragraph 9.2 which waiver must be signed by all of the Underwriters. The Lead Underwriter shall consult fully with the other Underwriters concerning any matter in respect of which it acts on its behalf hereunder.

All steps which may be taken by the Underwriters in connection with this Agreement, may be taken by the Lead Underwriter, on its own behalf and on behalf of the Underwriters. The Lead Underwriter, shall consult with the Underwriters as necessary prior to taking any action on their behalf and shall, in any event, advise the Underwriters of steps taken on their behalf.

The obligations of the Underwriters under this Agreement shall be several and not joint and several.

23.   Counterparts

This Agreement may be executed by any one or more of the parties to this Agreement in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

24.   Successors and Assigns

This agreement shall enure to the benefit of and be binding upon the parties and their respective successors (including any successor by reason of amalgamation or statutory arrangement) and permitted assigns and upon the heirs, executors, legal representatives, successors and permitted assigns of those for whom the Underwriters are contracting pursuant to paragraph 10. No party shall assign any of its rights or obligations hereunder without the consent of the other parties hereto.

25.   Entire Agreement

The terms, conditions and provisions of this Agreement amend, restate and supercede in their entirety the terms, conditions and provisions of the underwriting agreement between the parties hereto dated July 17, 2007 in respect of the proposed offering of 55,000 Subscription Receipts.

If the foregoing is in accordance with the Corporation's understanding and is agreed to by the Corporation, please signify the your acceptance by executing the enclosed copies of this letter where indicated below and returning the same to CIBC World Markets Inc. upon which this letter as so accepted shall constitute an Agreement among us.

                                              Yours very truly,

                                              CIBC WORLD MARKETS INC.

                                              By: "Marwan Kubursi"
                                                  ------------------------------
                                              Name: Marwan Kubursi
                                              Title: Executive Director

                                              NATIONAL BANK FINANCIAL INC.

                                              By: "Amit Monga"
                                                  ------------------------------
                                              Name: Amit Monga
                                              Title: Vice President

                                              RBC DOMINION SECURITIES INC.

                                              By: "Scott Davis"
                                                  ------------------------------
                                              Name: Scott Davis
                                              Title: Director

                                              SCOTIA CAPITAL INC.

                                              By: "Scott Dorsey"
                                                  ------------------------------
                                              Name: Scott Dorsey
                                              Title: Managing Director

      The foregoing accurately reflects the terms of the transaction which we are to enter into and such terms are agreed to with effect as of the date first above written.

                                              ZARLINK SEMICONDUCTOR INC.

                                              By: "Scott Milligan"
                                                  ------------------------------
                                              Name: Scott Milligan
                                              Title: Senior Vice-President,
                                                     Finance and Chief Financial
                                                     Officer

                                              By: "Donald G. McIntyre"
                                                  ------------------------------
                                              Name: Donald G. McIntyre
                                              Title: Senior Vice-President,
                                              Human Resources, General Counsel
                                              and Corporate Secretary

                                                                   July 20, 2007

Zarlink Semiconductor Inc.
400 March Rd.
Ottawa, ON
K2K 3HA

Re:   Revision to the Engagement Letter and Underwriting Agreement

Dear Sirs/Mesdames:

Reference is made to the engagement letter, dated June 11, 2007 (the "Engagement Letter"), between CIBC World Markets Inc. (the "Lead Underwriter") and Zarlink Semiconductor Inc. (the "Company") and the amended and restated underwriting agreement, dated July 17, 2007 (the "Underwriting Agreement"), between the Company and the Lead Underwriter, National Bank Financial Inc., RBC Dominion Securities Inc. and Scotia Capital Inc. (the "Underwriters").

This is to confirm the agreement between the Lead Underwriter and the Company in respect of the Engagement Letter and the agreement between the Underwriters and the Company in respect of the Underwriting Agreement that the reimbursement by the Company of the expenses of the Underwriters (including, without limitation, fees and expenses of counsel for the Underwriters and out-of-pocket expenses of the Underwriters) provided by Paragraph 9 of the Engagement Letter and Section 12 of the Underwriting Agreement shall not exceed Cnd$1,000,000.

If you are in agreement with the foregoing, please so indicate by signing and returning to us the enclosed copy of this letter.

CIBC WORLD MARKETS INC.

By: /s/ Marwan Kubursi
    -------------------------
    Name: Marwan Kubursi
    Title: Executive Director

NATIONAL BANK FINANCIAL INC.

By: /s/ Amit Monga
    -------------------------
    Name: Amit Monga
    Title: Vice President

RBC DOMINION SECURITIES INC.

By: /s/ Scott Davis
    -------------------------
    Name: Scott Davis
    Title: Director, RBC

SCOTIA CAPITAL INC.

By: /s/ Scott Dorsey
    -------------------------
    Name: Scott Dorsey
    Title: Managing Director

Agreed and accepted as of the date first above written:

ZARLINK SEMICONDUCTOR INC.

By: /s/ Donald G. McIntyre
    --------------------------------
    Name: Donald G. McIntyre
    Title: Senior Vice President and
           General Counsel